EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
- Fourth Quarter 2023 Total Revenues Grew 16% Year-Over-Year to $284.6 Million -
- Full Year 2023 Total Revenues Grew 24% Year-Over-Year to $1.2 Billion -
- Fourth Quarter 2023 Organic Revenue Growth(1) of 15% -
- Full Year 2023 Organic Revenue Growth of 19% -
TAMPA, FLORIDA - February 28, 2024 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the fourth quarter and full year ended December 31, 2023.
FOURTH QUARTER 2023 HIGHLIGHTS
•Total revenues increased 16% year-over-year to $284.6 million
•Organic Revenue Growth of 15% year-over-year
•GAAP net loss of $62.5 million and GAAP diluted loss per share of $0.56
•Adjusted Net Income(2) of $16.2 million, or $0.14(2) per fully diluted share
•Adjusted EBITDA(3) grew 16% year-over-year to $45.6 million
•Adjusted EBITDA Margin(3) of 16%
“We capped 2023 with another solid quarter of double-digit organic growth, leading us to generate full year organic revenue growth of nearly 20% and further illustrating the power and underlying health of our platform,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Our team continues to develop and deliver innovative solutions for our Clients, and we made significant progress in the quarter in terms of our expense rationalization efforts. As a result, we entered 2024 well-positioned to deliver another year of profitable double-digit organic growth, while meaningfully accelerating expanding margins and free cash flow in order to further strengthen our balance sheet. I’m proud of our entire team’s tireless efforts to execute for our Clients and setting us up to generate additional long-term value for our shareholders.”
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2023, cash and cash equivalents were $116.2 million and the Company had $259.0 million of borrowing capacity under its revolving credit facility.

FULL YEAR 2023 HIGHLIGHTS
•Total revenues increased 24% year-over-year to $1.2 billion
•Organic Revenue Growth of 19% year-over-year
•GAAP net loss of $164.0 million and GAAP diluted loss per share of $1.50
•Adjusted Net Income of $131.1 million, or $1.12 per fully diluted share
•Adjusted EBITDA grew 27% year-over-year to $250.2 million
•Adjusted EBITDA Margin of 21%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss fourth quarter 2023 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources, technology and capital to drive our organic and inorganic growth. BRP Group represents over two million Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three and twelve months ended December 31, 2022 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2023 was $245.8 million and $979.9 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and twelve months ended December 31, 2023. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net loss attributable to BRP Group and reconciliation of Adjusted Diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2023 and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of BRP Group. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Anna R. Rozenich, Senior Director - Enterprise Communications
Baldwin Risk Partners
(630) 561-5907 | anna.rozenich@baldwinriskpartners.com

BRP GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenues:
Commissions and fees	$282,522	$246,044	$1,211,828	$980,720
Investment income	2,126	—	6,727	—
Total revenues	284,648	246,044	1,218,555	980,720

Operating expenses:
Commissions, employee compensation and benefits	234,695	196,927	911,354	719,445
Other operating expenses	49,013	49,284	190,267	173,708
Amortization expense	23,199	21,826	92,704	81,738
Change in fair value of contingent consideration	6,018	43,116	61,083	32,307
Depreciation expense	1,448	1,311	5,698	4,620
Total operating expenses	314,373	312,464	1,261,106	1,011,818

Operating loss	(29,725)	(66,420)	(42,551)	(31,098)

Other income (expense):
Interest expense, net	(31,865)	(25,324)	(119,465)	(71,072)
Other income (expense), net	(525)	986	(718)	26,137
Total other expense	(32,390)	(24,338)	(120,183)	(44,935)

Loss before income taxes	(62,115)	(90,758)	(162,734)	(76,033)
Income tax expense	381	715	1,285	715
Net loss	(62,496)	(91,473)	(164,019)	(76,748)
Less: net loss attributable to noncontrolling interests	(28,013)	(42,983)	(73,878)	(34,976)
Net loss attributable to BRP Group	$(34,483)	$(48,490)	$(90,141)	$(41,772)

Comprehensive loss	$(62,496)	$(91,473)	$(164,019)	$(76,748)
Comprehensive loss attributable to noncontrolling interests	(28,013)	(42,983)	(73,878)	(34,976)
Comprehensive loss attributable to BRP Group	(34,483)	(48,490)	(90,141)	(41,772)

Basic and diluted loss per share	$(0.56)	$(0.84)	$(1.50)	$(0.74)
Basic and diluted weighted-average shares of Class A common stock outstanding	61,153,612	57,997,896	60,134,776	56,825,348

BRP GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$116,209	$118,090
Restricted cash	104,824	112,381
Premiums, commissions and fees receivable, net	627,791	531,992
Prepaid expenses and other current assets	12,730	9,936
Assets held for sale	64,351	—
Total current assets	925,905	772,399
Property and equipment, net	22,713	25,405
Right-of-use assets	85,473	96,465
Other assets	38,134	45,935
Intangible assets, net	1,017,343	1,099,918
Goodwill	1,412,369	1,422,060
Total assets	$3,501,937	$3,462,182
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$555,569	$471,294
Producer commissions payable	64,304	53,927
Accrued expenses and other current liabilities	152,954	125,743
Related party notes payable	1,525	1,525
Current portion of contingent earnout liabilities	215,157	46,717
Liabilities held for sale	43,931	—
Total current liabilities	1,033,440	699,206
Revolving line of credit	341,000	505,000
Long-term debt, less current portion	968,183	809,862
Contingent earnout liabilities, less current portion	61,310	220,219
Operating lease liabilities, less current portion	78,999	87,692
Other liabilities	123	164
Total liabilities	2,483,055	2,322,143
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	394	487
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 64,133,950 and 61,447,368 shares issued and outstanding at December 31, 2023 and 2022, respectively	641	614
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 52,422,494 and 54,504,918 shares issued and outstanding at December 31, 2023 and 2022, respectively	5	5
Additional paid-in capital	746,671	704,291
Accumulated deficit	(186,905)	(96,764)
Stockholder notes receivable	—	(42)
Total stockholders’ equity attributable to BRP Group	560,412	608,104
Noncontrolling interest	458,076	531,448
Total stockholders’ equity	1,018,488	1,139,552
Total liabilities, mezzanine equity and stockholders’ equity	$3,501,937	$3,462,182

BRP GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(164,019)	$(76,748)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	98,402	86,358
Change in fair value of contingent consideration	61,083	32,307
Share-based compensation expense	60,008	47,389
Payment of contingent earnout consideration in excess of purchase price accrual	(24,326)	(49,926)
Amortization of deferred financing costs	5,129	5,120
(Gain) loss on interest rate caps	1,670	(26,220)
Other loss	361	135
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(132,269)	(183,006)
Prepaid expenses and other current assets	(6,849)	(10,383)
Right-of-use assets	17,963	(13,492)
Accounts payable, accrued expenses and other current liabilities	140,675	173,362
Operating lease liabilities	(13,184)	16,531
Other liabilities	—	(3,889)
Net cash provided by (used in) operating activities	44,644	(2,462)
Cash flows from investing activities:
Capital expenditures	(21,376)	(21,979)
Proceeds from the sale of assets	3,259	—
Cash consideration paid for asset acquisitions	(2,118)	(3,356)
Investments in and loans to business ventures	(1,687)	(1,103)
Cash consideration paid for business combinations, net of cash received	—	(387,919)
Net cash used in investing activities	(21,922)	(414,357)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(27,949)	(48,309)
Proceeds from revolving line of credit	111,000	512,000
Payments on revolving line of credit	(275,000)	(42,000)
Proceeds from long-term debt	170,000	—
Payments on long-term debt	(9,376)	(8,509)
Payments of debt issuance costs	(4,998)	(1,821)
Proceeds from the sale and settlement of interest rate caps	10,918	21,246
Purchase of interest rate caps	—	(3,838)
Tax distributions to BRP's LLC Members	(482)	(9,393)
Proceeds from repayment of stockholder notes receivable	42	177
Distributions to variable interest entities	(385)	—
Net cash provided by (used in) financing activities	(26,230)	419,553
Net increase (decrease) in cash and cash equivalents and restricted cash	(3,508)	2,734
Cash and cash equivalents and restricted cash at beginning of year	230,471	227,737
Cash and cash equivalents and restricted cash at end of year	$226,963	$230,471

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue and Organic Revenue Growth), net income (loss) (for Adjusted EBITDA and Adjusted EBITDA Margin), net income (loss) attributable to BRP Group (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by total revenues. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and

•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include commissions and fees that were excluded from Organic Revenue in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2022 are excluded from Organic Revenue for 2022. However, after June 1, 2023, results from June 1, 2022 to December 31, 2022 for such Partners are compared to results from June 1, 2023 to December 31, 2023 for purposes of calculating Organic Revenue Growth in 2023. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define Adjusted Net Income as net income (loss) attributable to BRP Group adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted diluted weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding Adjusted EBITDA, Organic Revenue Growth, Adjusted Diluted EPS and free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Revenues	$284,648	$246,044	$1,218,555	$980,720

Net loss	$(62,496)	$(91,473)	$(164,019)	$(76,748)
Adjustments to net loss:
Interest expense, net	31,865	25,324	119,465	71,072
Amortization expense	23,199	21,826	92,704	81,738
Change in fair value of contingent consideration	6,018	43,116	61,083	32,307
Share-based compensation	9,585	21,324	56,222	47,389
Transaction-related Partnership and integration expenses	10,741	5,036	28,748	34,588
Severance	15,141	120	18,514	1,255
Depreciation expense	1,448	1,311	5,698	4,620
(Gain) loss on interest rate caps	1,181	(800)	1,670	(26,220)
Income tax provision	381	715	1,285	715
Other(1)	8,545	12,691	28,834	25,774
Adjusted EBITDA	$45,608	$39,190	$250,204	$196,490
Adjusted EBITDA Margin	16%	16%	21%	20%
__________
(1)    Other addbacks to Adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Commissions and fees	$282,522	$246,044	$1,211,828	$980,720
Partnership commissions and fees(1)	—	(46,059)	(44,696)	(280,660)
Organic Revenue	$282,522	$199,985	$1,167,132	$700,060
Organic Revenue Growth(2)	$36,742	$40,785	$187,213	$132,610
Organic Revenue Growth %(2)	15%	26%	19%	23%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and twelve months ended December 31, 2022 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2023 was $245.8 million and $979.9 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and twelve months ended December 31, 2023.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group and reconciles Adjusted Diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss attributable to BRP Group	$(34,483)	$(48,490)	$(90,141)	$(41,772)
Net loss attributable to noncontrolling interests	(28,013)	(42,983)	(73,878)	(34,976)
Amortization expense	23,199	21,826	92,704	81,738
Change in fair value of contingent consideration	6,018	43,116	61,083	32,307
Share-based compensation	9,585	21,324	56,222	47,389
Transaction-related Partnership and integration expenses	10,741	5,036	28,748	34,588
Severance	15,141	120	18,514	1,255
(Gain) loss on interest rate caps, net of cash settlements	4,206	859	12,588	(24,012)
Depreciation	1,448	1,311	5,698	4,620
Amortization of deferred financing costs	1,552	1,226	5,129	5,120
Other(1)	8,545	12,691	28,834	25,774
Adjusted pre-tax income	17,939	16,036	145,501	132,031
Adjusted income taxes(2)	1,776	1,587	14,405	13,071
Adjusted Net Income	$16,163	$14,449	$131,096	$118,960

Weighted-average shares of Class A common stock outstanding - diluted	61,154	57,998	60,135	56,825
Dilutive effect of unvested stock awards	3,709	3,706	3,874	3,526
Exchange of Class B common stock(3)	52,434	54,579	53,132	55,450
Adjusted diluted weighted-average shares outstanding	117,297	116,283	117,141	115,801

Adjusted Diluted EPS	$0.14	$0.12	$1.12	$1.03

Diluted loss per share	$(0.56)	$(0.84)	$(1.50)	$(0.74)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.03	0.05	0.10	0.08
Other adjustments to loss per share	0.69	0.92	2.64	1.80
Adjusted income taxes per share	(0.02)	(0.01)	(0.12)	(0.11)
Adjusted Diluted EPS	$0.14	$0.12	$1.12	$1.03
___________
(1)    Other addbacks to Adjusted Net Income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
(2)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands)	2023	2022
Net cash provided by (used in) operating activities	$44,644	$(2,462)
Adjustments to net cash provided by (used in) operating activities:
Change in premiums, commissions and fees receivable, net	132,269	183,006
Change in accounts payable, accrued expenses and other current liabilities	(140,675)	(173,362)
Payment of contingent earnout consideration in excess of purchase price accrual	24,326	49,926
Free cash flow	$60,564	$57,108

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission